UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AECOM TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	61-1088522
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

555 South Flower Street, Suite 3700 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-141142

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, Par Value $0.01 Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, par value $0.01 per share, required by this Item is contained in the Registrant’s registration statement on Form S-1 (Registration No. 333-141142) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 8, 2007 (as amended, the “Registration Statement”).  Such description, which appears in the prospectus contained in the Registration Statement under the caption “Description of Capital Stock,” is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit Number	Description of Exhibit

1

Corrected Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

2

Certificate of Designation, Preferences, Rights and Limitations of Series C Preferred Stock. (Incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

3

Certificate of Designation, Preferences, Rights and Limitations of Series E Preferred Stock. (Incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

4

Certificate of Designations of Class F Convertible Preferred Stock, Series 1. (Incorporated by reference to Exhibit 3.4 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

5

Certificate of Designations of Class G Convertible Preferred Stock, Series 1. (Incorporated by reference to Exhibit 3.5 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

6	Restated Bylaws. (Incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

7	Form of Common Stock Certificate. (Incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form 10 filed with the Securities Exchange Commission on January 29, 2007.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Date: May 7, 2007	By:	/s/ Eric Chen
Eric Chen
Senior Vice President, Finance and General
Counsel